Exhibit 10.1

June 30, 2024

Brian Wuebbels - bwuebbels@completesolar.com

1019 13th Street

Highland, IL 62249

Dear Brian,

You have rescinded and canceled your resignation letter, dated June 24, 2024. You hereby acknowledge that the resignation letter is void and was of no force or effect.

To ensure continuity and accurate release of the CSLR Q2 10Q financial statement, you and Complete Solaria have agreed to continue your employment through August 16, 2024.

The following employment extension terms will be provided, subject to Board approval, and take effect on July 5, 2024:

1.	Continuation of your current salary and existing employment benefit coverage through August 16, 2024, and health benefits will continue through August 31, 2024.

2.	Subject to Board approval and your continued employment with the Company through August 16, 2024, accelerated vesting 27.8% of the 750,000 shares granted to you on May 2, 2024, based on the following prorated offer calculation:

Vesting Information	Vesting Date	No. of Shares	Number of Days from 6/24/2024
CEO Offer Letter Vesting Date	1/1/2025	1,129,636	191.00
COO Offer Letter Grant	4/24/2024	750,000	61.00
*Newly Proposed Vesting Date	8/16/2024	208,115	53.00

*	Based on prorated extension of COO Offer Shares = 27.8% or 53/191 * 750,000

Your remaining 379,676 grant options will be terminated effective August 16, 2024.

3.	Nomination to the CSLR Board of Directors and 94,452 options as compensation for the Board seat, if approved by the Board.

4.	These terms will amend the terms of the existing terms of your employment agreement with the Company and all other terms will remain in effect.

Best regards,

T.J. Rodgers

Executive Chairman and CEO

Linda M. DeJulio VP,

Quality and HR

Brian Wuebbels

Chief Operations Officer

Date of Employment Extension Offer Acceptance: